EXHIBIT 10.16

                         PROMISSORY NOTE


U. S. $500,000.00                                 August 14, 1997

     FOR VALUE RECEIVED, the undersigned, SPINTEKNOLOGY, INC., a Georgia corporation (hereinafter referred to as "Maker"), promises to pay to the order of THE MALCOLM C. DAVENPORT, V FAMILY TRUST (hereinafter, together with his heirs and assigns, referred to as "Holder"), at 409 West 10th Street, West Point, Georgia 31833 or such other place as Holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) together with interest on the principal balance from time to time outstanding during the term of this Note at a rate of Twelve percent (12%) per annum.

     This Note shall mature and the entire principal balance, together with all accrued and unpaid interest and late charges, if any, shall be due and payable on the earliest of September 14, 1998 or upon receipt by Maker's parent corporation (Spintek Gaming Technologies, Inc., a California corporation) of $500,000 or more in net proceeds from such parent's issuance of its common stock.

     This Note may be prepaid at any time in whole or in part. All payments made hereon shall be applied first to accrued and unpaid late charges, then to accrued and unpaid interest and the remainder to principal.

     Upon the occurrence of an Event of Default as defined in that certain Security Agreement between Holder and Maker of even date herewith (the "Security Agreement"), at the Holder's option, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon shall immediately become due and payable, without notice or demand, and Holder shall have all rights and remedies stated in this Note or the documents which now or hereafter evidence or secure the loan evidenced by this Note (collectively, "Loan Documents"). Holder shall have, in addition to the rights provided herein and therein, the rights and remedies available to it pursuant to the Uniform Commercial Code and other applicable laws. Such rights or remedies shall be cumulative, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy. From and after maturity, whether by acceleration or otherwise, the principal balance hereunder shall, at Holder's option, bear interest at the Default Rate stated below.

     In the event that Holder institutes legal proceedings to enforce this Note or refers the same to an attorney-at-law for enforcement or collection after default or maturity, Maker agrees to pay to Holder, in addition to any indebtedness due and unpaid, all reasonable costs and expenses of such proceedings, including reasonable attorneys' fees.

     Holder shall not by an act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note or any other instrument or agreement connected herewith or related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

     This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the debt evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or retention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under applicable laws ("Maximum Rate") in accordance with the written agreement of the parties. Determination of the rate of interest for the purpose of determining whether this Note is usurious under applicable law shall be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest or other sums deemed to be interest at any time contracted for, charged or received from Maker in connection with this Note. Maker or any endorsers or other parties now or hereafter becoming liable for payment of this Note shall never be required to pay interest on this Note at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the debt, at the time performance of such provisions shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if from any circumstances Holder shall ever receive as interest an amount which would exceed the Maximum Rate applicable to Maker, such amount which would be excessive interest shall, at the option of Holder, be applied against the unpaid principal balance on this Note or, if this Note has been paid in full, be repaid by Holder to Maker.

     This Note is given and accepted as evidence of indebtedness and not in payment or satisfaction of any indebtedness or obligation.

     If the principal balance of this Note is accelerated, or if the principal balance of this Note is not paid at maturity, then Holder shall have the option to increase the interest rate, as defined hereunder, to eighteen percent (18%) per annum (the "Default Rate"). The Default Rate shall apply to the entire unpaid principal balance of this Note effective as of the earlier of (i) the due date of the first payment due hereunder not timely paid, or
(ii) the date of acceleration.

     If any payment is not received within ten (10) days after its due date, and Holder elects to waive the delinquency by accepting the payment, Maker shall, at Holder's option and without notice or further grace period, pay a late charge equal to four percent (4%) of the late payment, such payment to be due with the succeeding monthly payment. The late charge is an amount which the parties agree is appropriate to compensate Holder for the cost of handling delinquent payments and is in addition to Holder's right to impose a default interest rate and to exercise any other right or remedy for default under this Note or any Loan Document.

     Maker hereby consents and agrees that Holder may at any time, and from time to time, without notice to or further consent from Maker, either with or without consideration, release, surrender or impair any property or other security of any kind or nature whatsoever held by Holder securing this Note; grant releases, compromises and indulgences with respect to this Note or the other Loan Documents as to any persons or entities now or hereafter liable thereunder or hereunder; release any endorser of this Note, the Loan Documents or any other of the Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Holder shall take or fail to take in connection with this Note or the Loan Documents, or any of them, nor any course of dealing with or any other person, shall be deemed to release Maker's obligations hereunder, affect this Note in any way or afford any Maker any recourse against Holder.

     Maker hereby waives and agrees not to assert or take advantage of (a) any defense that may arise by reason of the lack of authority of any other person or entity, or the failure of Holder to file or enforce a claim against the estate (either in bankruptcy, or any other proceeding) of said Maker; (b) any defense based upon failure of Holder to commence an action against Maker (other than a defense based on a statute of limitations); (c) any duty on the part of Holder to disclose to Maker any facts it may now or hereafter know regarding Maker; (d) demand for payment of any of the indebtedness or performance of any of the obligations hereby evidenced; (e) protest and notice of dishonor or of default to Maker or to any other party with respect to the indebtedness;
(i) any and all other notices whatsoever to which Maker might otherwise be entitled; and (j) any defense based on lack of due diligence by Holder in collection, protection, perfection or realization upon any collateral securing the indebtedness evidenced by this Note.

     The liability of Maker under this Note shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against security or liens available to Holder, its successors, successors-in-title, endorsees or assigns. Maker waives any right to require that an action be brought against any other person or to require that resort be had to any security held by Holder.

     In the event of any dispute, misunderstanding, suit or claim related to this Note or any of the Loan Documents, and if Maker and Holder are unable to resolve said dispute and it becomes necessary to enter into any litigation to resolve such dispute or claim, Maker hereby waives its right to trial by jury in any suit or legal action of any kind or nature brought by Holder against Maker related to this Note or any of the Loan Documents. Maker further agrees that any such litigation shall be heard by a court of appropriate jurisdiction sitting without a jury.

     Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

     This Note and all provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall be deemed a consent to any assignment or conveyance which is restricted or prohibited by the terms of this Note or the Loan Documents.

     All notices to Maker and Holder hereunder shall be deemed to have been sufficiently given or served for all purposes when sent pursuant to the notice requirements in the Security Agreement.

     This Note shall be governed and construed under the laws of the State of Georgia.

     IN WITNESS WHEREOF, Maker has signed, sealed and delivered this Note on the date first hereinabove written.

MAKER:

SPINTEKNOLOGY, INC., a Georgia corporation


By: /s/ GARY L. COULTER

Title: President

Attest: /s/ ROBERT E. HUGGINS

Title: Assistant Secretary

(CORPORATE SEAL)

           COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into this 14TH day of AUGUST, 1997, by and between SPINTEKNOLOGY, INC., a Georgia corporation (hereinafter referred to as "Debtor"), and THE MALCOLM C. DAVENPORT, V FAMILY TRUST (hereinafter referred to as "Secured Party").
                       W I T N E S S E T H:

     WHEREAS, Debtor holds certain intellectual property rights for development of gaming technology (the "Business");

     WHEREAS, Debtor has borrowed from Secured Party the sum of $500,000.00 evidenced by a Promissory Note (the "Note") in favor of Secured Party, dated of even date herewith, in the face principal amount of $500,000.00; and

     WHEREAS, in order to secure the obligations of Debtor under the Note and all other obligations now or hereafter owing from Debtor to Secured Party, the Debtor desires to grant a security interest in the collateral described below.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

     1. Security Interest. To provide security for the due and punctual performance of all of the Debtor's obligations under the Note, including, without limitation, payment in full of the principal and interest on the Note, costs and attorneys' fees, all indebtedness to be incurred by Debtor to Secured Party with respect to the Note and further to secure any other indebtedness and obligations now or hereafter owing by Debtor to Secured Party (hereinafter the "Obligations"), the Debtor hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to Secured Party and grants to Secured Party security interests (the "Security Interests") in all of the following rights, interests and properties:

     All of the Debtor's patents, unpatented inventions, patent applications, patent interference proceedings, trade secrets, rights under technology licenses, choices-in-action, information contained in computer media (such as data bases, source and object codes, and information therein) and derivatives thereof (including those covered by the Patent Applications identified on Schedule "A" attached hereto), including the right to make, use, and vend goods utilizing any of the foregoing, together with all cash and non-cash proceeds and products thereof (all of which are collectively hereinafter referred to as the "Collateral").

     Until payment in full of all Obligations, the Secured Party's Security Interests in the Collateral granted hereby shall continue in full force and effect.

     2.   Representations and Warranties.

     Debtor represents and warrants to Secured Party that:

      (a)Debtor has all requisite authority to execute and deliver this Agreement and this Agreement is enforceable in accordance with its terms;

      (b)Debtor's books and records concerning the Collateral are kept at the principal office of Debtor;

      (c)No financing statement covering the Collateral, or any part thereof, is currently on file with any filing officer;

      (d)No other security agreement is currently in effect and no security interest, other than the Security Interests herein granted, has attached to or has been perfected in the Collateral or in any part thereof;

      (e)No dispute, right of setoff, counterclaim, or defenses exist with respect to Debtor's title to any part of the Collateral;

     (f) the principal place of business of Debtor is 901-B Grier Drive, Las Vegas, Nevada 89119;

     (g) Debtor has not acquired any of the Collateral in the past twelve (12) months from any third party outside of the ordinary course of business or as part of a bulk sale.

     3.   Covenants.

     (a)  Debtor covenants and agrees to:

     (i) comply with all covenants and agreements set forth herein;

     (ii) deliver to Secured Party, at such intervals as Secured Party reasonably may require, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party fully informed with respect to the description of the Collateral;

     (iii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things, as Secured Party may reasonably request in order to more fully evidence and perfect the Security Interests;

     (iv) promptly notify Secured Party of any claim, action or proceeding which could affect Debtor's title to or materially and adversely affect the value of the Collateral, or any part thereof, or the effectiveness of the Security Interests, and, at the request of Secured Party, appear in and defend, at Debtor's expense, any such action or proceeding;

     (v) promptly, after being requested by Secured Party, pay to Secured Party the amount of all expenses, including attorneys' fees and other legal expenses, reasonably incurred by Secured Party in enforcing the Security Interests; and

     (vi) do all things reasonably necessary or appropriate to enable Secured Party to fully exercise its rights under this Agreement;

     (b) Debtor covenants and agrees that without the prior written consent of Secured Party, Debtor will not:

           (i) sell, assign, lease or transfer any of the Collateral;

          (ii) create in favor of anyone, except Secured Party, any other security interest in any of the Collateral, or in any part thereof, or otherwise encumber or permit the same to become subject to any lien, attachment, execution, sequestration, or other legal or equitable process which is not removed within sixty (60) days, provided Debtor has commenced signification curative actions within thirty (30) days;

          (iii) permit any part of the Collateral to be subjected to any unpaid charge, including rent and taxes, or any subsequent interest of a third party, whether such interest is created voluntarily or involuntarily, which is not cured within sixty (60) days, provided Debtor has commenced significant curative actions within thirty (30) days; or

          (iv) remove, or permit to be removed, Debtor's records concerning the Collateral from Debtor's offices; or

      (c) without prior written notice to Secured Party and without filing any amendments to any UCC Financing Statements as may be required to retain Secured Party's perfected security interest in the Collateral:

          (i)    change the name of the Debtor; or

          (ii) conduct business under any name other than in the name of the Debtor.

      4. Default. The occurrence of one or more of the following events shall, at the option of Secured Party, constitute an "Event of Default" hereunder:

     (a) if Debtor defaults in the payment of the Note or any installment thereof or interest thereon or any other payment due Secured Party within five (5) days after its due date;

     (b) if any warranty or representation of Debtor contained herein shall be materially false or misleading when made;

     (c) if Debtor shall cease to do business as a going concern, or generally fail to meet its obligations as they mature;

     (d) an event of default occurs under and as defined in the Note or Collateral Document, Warrant Certificate or other Loan Document;

     (e) if any material litigation or claim is commenced against Debtor or wherein Debtor is a party defendant or defendant in counterclaims or cross-claims, and the claims against Debtor are not dismissed within forty-five (45) days thereafter;

     (f) the occurrence of any transaction in which control of the Debtor would be transferred regardless of whether such transaction is entered into with the consent or agreement of the Debtor.

     5. Default Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which Secured Party may then have hereunder, herein, or under the Uniform Commercial Code of the State of Nevada, or any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option:

     (a) reduce its claim to judgment or foreclose or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure;

     (b) require Debtor, upon the receipt of any revenue, income, profits or other sums in which a security interest is granted by this Agreement or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, to hold the same in trust for Secured Party in precisely the form received, and to forthwith, endorse, transfer and deliver any such sums or instruments, or both, to Secured Party for prompt application to the payment of the Obligations in a manner satisfactory to Secured Party;

      (c)require Debtor to assemble and make available to Secured
Party, at the expense of Debtor, the Collateral at any place mutually convenient to Debtor and Secured Party;

      (d)enter upon the premises wherever any evidence of the Collateral may be, freely and without being deemed to disrupt the peace, and take possession of any evidence of the Collateral, and demand and receive such possession from any person or organization which has possession thereof, and to take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever Secured Party shall decide, in one or more sales or parcels, at such price as Secured Party may deem adequate, and for cash or, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale (whether such sale is conducted by Secured Party or a private auction company hired by Secured Party), without demand of performance or notice of intention to sell or of time or place of sale (except ten [10] days prior written notice to Debtor of the time and place of any public sale or sales or of the time after which any private sale or sales or other intended disposition is to be made and only such other notice as may be required by applicable statute and cannot be waived, which notice Debtor hereby acknowledges, shall be considered commercially reasonable for all purposes), and Secured Party or any other person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Debtor, and such demand, notice, claim, right or equity being hereby expressly waived and released. In any action hereunder, Secured Party shall be entitled to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Without limiting the scope or definition of commercial reasonableness, Debtor agrees that any disposition of any Collateral pursuant hereto shall be commercially reasonable within the meaning of Section 9-504 of the Code as in effect in the jurisdiction or jurisdictions where such Collateral is located.

     (e) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Secured Party is entitled to do so under the Code;

     (f) exercise any and all other rights, remedies, and privileges it may have under the Note or any document or instrument evidencing or securing the Note (collectively, "Loan Documents");
and

     Debtor hereby irrevocably makes, constitutes and appoints Secured Party or any of its officers or designees its true and lawful attorney-in-fact, upon the occurrence of an Event of Default
(A) to enforce all rights of Debtor under and pursuant to any agreements relating to the Collateral, all for the sole benefit of Secured Party, or (B) to enter into and perform such agreements as may be necessary in order to carry out the provisions of this Agreement, or to carry out the terms, covenants and conditions of this Agreement which are required to be observed or performed by Debtor, or (C) to execute such other and further grants, mortgages, pledges and assignments of the Collateral as Secured Party may reasonably require for the protecting or maintaining of the Security Interests granted to Secured Party by this Agreement. Debtor hereby ratifies and confirms all that Secured Party, as such attorney-in-fact, or its substitutes, shall do by virtue of this power of attorney. Debtor hereby waives all rights to marshalling of assets or sale in inverse order of alienation, including any such rights with respect to the Collateral.

     Secured Party shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral, wherever the same may be located and regardless of the cause thereof, unless the same shall happen through the gross negligence or willful misconduct of Secured Party. Secured Party shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delivery of any kind incurred with respect to any instrument received in payment for the Collateral or for any damage resulting therefrom. In no event shall Secured Party be liable in any manner or for anything in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof.

     6. Application of Proceeds. If an Event of Default shall have occurred and be continuing, all proceeds received from the sale or other disposition of any of the Collateral shall be applied by Secured Party as follows:

     First: to the payment of all costs and expenses incurred in connection with any such sale of the Collateral, including, without limitation, all court costs and the reasonable fees and expenses of agents and of counsel for Secured Party in connection therewith, and to the payment of all costs and expenses reasonably paid or incurred by Secured Party hereunder, to the extent that such advances, costs and expenses shall not have been paid to Secured Party upon its demand therefor;

     Second: to the payment or reduction of any late fees on the Note, then the payment of interest on the Note then due and payable, then the payment of all principal on the Note whether at the stated maturity thereof or by acceleration or otherwise in such order as Secured Party elects;

     Third:  to the payment in full of all other Obligations; and

     Fourth: the balance, if any, of such proceeds remaining after payment in full of the foregoing items shall be remitted to Debtor or as a court of competent jurisdiction may otherwise direct.

     7. Taxes; Financing Statements; Certificates of Title. At its option, Secured Party may discharge past due sales, use or property (but not income), taxes, liens, or security interests, registration title and license fees, assessments or other encumbrances at any time levied or placed on any of the Collateral and may pay for the maintenance and preservation thereof, and Debtor agrees to reimburse Secured Party on demand for any payment made or any expense reasonably incurred by Secured Party pursuant to the foregoing authorization; provided, however, that nothing in this Section or its exercise may be interpreted as excusing Debtor from performance of any covenants or other promises with respect to such past due taxes, liens, security interests or other encumbrances, nor shall it be interpreted as an assumption by Secured Party of such obligations.

     Debtor hereby authorizes Secured Party to file financing statements and any amendments thereto or continuations thereof.

     8. Remedies Cumulative, Etc. The rights, remedies and benefits of Secured Party herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which Secured Party may have under this Agreement, the Note, any other Loan Document or at law, in equity, by statute or otherwise. Without limiting the generality of the foregoing, Secured Party shall have all rights and remedies of a secured creditor under
Article 9 of the Uniform Commercial Code in the jurisdiction or jurisdictions where any of the Collateral is located.

     9. Expenses, Etc. Debtor will pay to Secured Party all reasonable expenses (including reasonable attorneys fees and court costs) of, or incidental to, the enforcement of any of the provisions of this Agreement or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and the care of the Collateral and defending or asserting the rights and claims of Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance; and all such expenses shall be secured by this Agreement.

     10. No Delay, Waiver, Etc. No delay on the part of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the liability of Debtor and any and all other notices and demands whatsoever (except notices specifically provided for herein), whether or not relating to such instruments.

     11. Modification, Successors and Assigns, Etc. No amendment hereof shall be effective unless contained in a written instrument signed by the parties hereto. This Agreement shall be binding upon the successors and assigns of Debtor and shall inure to the benefit of the successors and assigns of Secured Party.

     12. Notices, Etc. Any notices, requests or demands hereunder shall be deemed to have been sufficiently given when received by the addressee if sent by prepaid certified mail, return receipt requested, or by Federal Express or other similar overnight delivery service where a return receipt is available, to Debtor or Secured Party at their respective addresses as follows:

                 Debtor:

     901-B Grier Drive
     Las Vegas, Nevada 89119

     Secured Party:

     409 West 10th Street
     West Point, Georgia 31833

     With a copy to:

     901-B Grier Drive
     Las Vegas, Nevada 89119

     13. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and shall be governed by and construed in accordance with the laws of the State of Nevada.

     14. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15. Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     16. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of Debtor, its successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

      17. Waiver of Trial by Jury. In the event of any dispute, misunderstanding, suit or claim related to this Agreement or any of the Loan Documents, and if Debtor and Secured Party are unable to resolve said dispute and it becomes necessary to enter into any litigation to resolve such dispute or claim, Debtor hereby waives its right to trial by jury in any suit or legal action of any kind or nature brought by Secured Party against the Debtor related to this Agreement or any of the Loan Documents. Debtor further agrees that any such litigation shall be heard by a court of appropriate jurisdiction sitting without a jury.

      18. Assignment by Secured Party. This Agreement and the Note or Loan Documents may be assigned by Secured Party without the approval of the Debtor and the Debtor may not raise a defense to its obligations under this Agreement, the Note or any of the Loan Documents on the grounds that these documents have been transferred by Secured Party to a third party.

     IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed (by its authorized officers, where applicable), all as of the day and year first above written.

                              DEBTOR:

          SPINTEKNOLOGY, INC., a Georgia
          corporation


     By: /s/ GARY L. COULTER

     Title: President


Sworn to and subscribed
before me this ____ day
of _______________, 1997.


_________________________
NOTARY PUBLIC

My Commission Expires:________